Exhibit 10(v)(v)

                                                  Precedent Agreement No. 57448
                                                  Control No. 970731-0011


                               PRECEDENT AGREEMENT


        This PRECEDENT AGREEMENT ("Agreement") is made and entered into to be effective as of this 7th day of August, 1997, by and between COLUMBIA GAS TRANSMISSION CORPORATION ("Columbia'), and ROANOKE GAS COMPANY ("Customer").

                              W I T N E S S E T H:

        WHEREAS , Customer requested and was allocated certain FSS/SST levels of service as a result of Columbia's Market Expansion open season, and entered into a Precedent Agreement (No. 47753) with respect to such services;

        WHEREAS , Customer has also requested FTS service and capacity has become available in Columbia's Market Expansion project to serve such request;

        WHEREAS , both the FSS/SST and FTS levels of service are to be served by Columbia's expansion of its interstate pipeline and/or storage facilities as contemplated pursuant to construction already proposed and approved in Columbia's FERC Docket No. CP96-213; and

        WHEREAS , it is necessary for Customer to commit to receiving and paying for the FTS level of service set forth herein by executing this Agreement, to support Columbia's commitment to the overall expansion of such facilities.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Columbia and Customer agree as follows:

        1. Allocated Levels of Service. The following additional levels of service have been allocated to Customer as part of Columbia's Market Expansion project. By executing this Agreement, Columbia agrees to provide and Customer agrees to accept the following additional levels of service pursuant to the attached FTS service agreement as described in section two herein.

                                                   Precedent Agreement No. 57448
                                                   Control No. 970731-0011

     Firm Transportation Service (FTS) Service Agreement. Transportation Demand:
3,425 Dth per day.

        Receipt Point               Delivery Point        Dth
        -------------               --------------        ---
        Kenova Aggregation          Roanoke Gas           3,425
        Point (MLI-AO1)             Company
                                    (MLI-62)

        2. Service Agreements. Columbia and Customer agree to execute concurrently herewith the FTS service agreement attached hereto providing for the foregoing level of service. The above total level of FTS service shall commence in 1999, unless otherwise agreed by Columbia and Customer. The FTS service agreement shall have a primary term of no less than fifteen years, commencing with the date on which the allocated level of service is to commence. All service under the FTS service agreement shall be provided pursuant to the FTS Rate Schedule and at the applicable maximum rates set forth in Columbia's Federal Energy Regulatory Commission (FERC) Gas Tariff, Second Revised Volume No.1, as it may be amended from time to time ("Columbia's tariff"). The primary receipt and delivery points and any other applicable terms and conditions, including, but not limited to, delivery pressure, flow rates, etc., shall be as set forth in the FTS service agreement.

        3. Approvals. Columbia shall undertake to secure approvals necessary for the financing, construction and operation of the expansion facilities necessary to serve Customer as contemplated herein within the context of construction already proposed by Columbia and approved in Columbia's FERC Docket No. CP96-213, including, but not limited to and if deemed necessary by Columbia, the preparation and filing of any amended application with the FERC for a modification to certificates issued to Columbia in FERC Docket No. CP96-213 pursuant to Section 7(c) of the Natural Gas Act, 15 U.S.C. Section 717f(c). Columbia shall not be required to prepare or file any applications with FERC initiating any new certificate proceeding or which would create any obligation to construct additional facilities beyond that already proposed by Columbia and approved by FERC in Docket No. CP96-213. Customer shall cooperate with and provide to Columbia, on a timely basis, all information and data requested by Columbia which Columbia deems necessary to prosecute such amended application or any other approvals or authorizations, including, but not limited to, any information requested by the FERC or its staff.

        4. Columbia's Conditions Precedent. Performance by Columbia under this Agreement and the FTS service agreement to be executed is expressly conditioned upon:

        (a) Customer completing, executing and returning to Columbia with this Agreement the Request for Service forms required by Columbia's tariff and necessary for Customer to receive service under the service agreement;

                                                   Precedent Agreement No. 57448
                                                   Control No. 970731-0011

        (b) Customer satisfying the creditworthiness requirements in Columbia's tariff;

        (c) Columbia receiving all necessary final and nonappealable regulatory approvals and authorizations for Columbia to provide the FTS service contemplated by this Agreement within the context of construction already proposed by Columbia and approved in Columbia's FERC Docket No. CP96-213, including, but not limited to and if deemed necessary by Columbia, final and nonappealable approval of any amended application Columbia will file with the FERC for a modification to certificates issued to Columbia in FERC Docket No. CP96-213, upon terms acceptable to Columbia;

        (d) Columbia receiving all necessary final and nonappealable approvals from the FERC to recover the costs of Columbia's expansion facilities on a rolled-in basis in the calculation of its applicable rates, upon terms acceptable to Columbia; and

        (e) Columbia constructing and placing in service all expansion facilities necessary for Columbia to provide service to Customer.

        Columbia may waive any of the foregoing conditions.

        5. Customer's Conditions Precedent. Performance by Customer under this Agreement and the FTS service agreement attached hereto is expressly conditioned upon:

        (a) Columbia receiving an order from the FERC not subject to rehearing on Columbia's certificate application referred to in section three herein to charge rolled-in rates for the subject services.

        Customer may waive the foregoing condition.

        6. Termination. This Agreement shall only be terminated as provided in this section. If this Agreement is terminated effective prior to the commencement of new service under the FTS service agreement, then such FTS service agreement shall be deemed void ab initio.

        Customer, effective upon 30-days written notice to Columbia, may terminate this Agreement if the condition precedent set forth in section 5 herein is not satisfied. Columbia, effective upon 30 days written notice to Customer, may terminate this Agreement if any of conditions precedent set forth in section 4 herein are not satisfied. With respect to both parties, any such termination shall not be effective if the unsatisfied condition precedent upon which the termination notice is based is satisfied prior to the end of the 30-day notice period.

                                                   Precedent Agreement No. 57448
                                                   Control No. 970731-0011

        If this Agreement is terminated pursuant to this section, such termination shall be without liability, damages, costs or expenses of either party to each other or other parties, or to any of their shareholders, directors, officers, employees, agents, consultants or representatives; and Columbia and Customer shall have no further rights or obligations whatsoever pursuant to this Agreement or the service agreement.

        7. Authorization. Each of the persons executing this Agreement and the FTS service agreement attached hereto represents and warrants that it has authority to act for and bind the entity on whose behalf he or she purports to act and to take the actions contemplated herein.

        8. Customer's Support for Expansion. Customer agrees to support and not take any adverse action with respect to Columbia's obtaining any necessary approvals and authorizations, including, but not limited to Columbia's filings at the FERC with respect to its expansion.

        9. Parties In Interest. Nothing in this Agreement or the FTS service agreement whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement or the FTS service agreement on any persons other than the parties to them, nor is anything in this Agreement or the FTS service agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement or the FTS service agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement or the FTS service agreement.

        10. Effect of Agreement and Amendment. This Agreement shall inure to the benefit of and be binding upon each of the undersigned parties. This Agreement and the FTS service agreement constitute the entire agreement and understanding between the parties hereto with respect to the subject matter herein and therein, and supersede all prior agreements and understandings with respect thereto. The parties agree that the execution of this Agreement and the FTS service agreement does not supersede, and is without prejudice to any rights or obligations the parties have to each other under separate and distinct agreements, including, but not limited to, Precedent Agreement No.47753, its related FSS/SST service agreements, and existing service agreement(s) between Columbia and Customer. This Agreement can only be assigned, amended, modified, or supplemented by the written agreement of Columbia and Customer.

        11. Waivers. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

        12. Governing Law. This Agreement shall be governed by the laws of the State of West Virginia without reference to conflicts of law provisions, and except as to any matters subject to federal law and the exclusive jurisdiction of the FERC.

                                                   Precedent Agreement No. 57448
                                                   Control No. 970731-0011

        13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Agreement.

                                    COLUMBIA GAS TRANSMISSION CORPORATION
                                    By      s/Shawn E. Casey
                                    Name    Shawn E. Casey
                                    Its     Manager - Commercial Services
                                    Date    September 30, 1997

                                    ROANOKE GAS COMPANY
                                    By      s/John B. Williamson, III
                                    Name    John B. Williamson, III
                                    Its     Vice President
                                    Date    Sept. 26, 1997